                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer International Growth Fund:

We consent to the use in this Registration Statement of Oppenheimer
International Growth Fund of our report dated December 20, 2002, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                           /s/ KPMG LLP

Denver, Colorado
January 22, 2003